EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "AGREEMENT") is made and entered into as of May 3, 2000, by and between Biopool International, Inc., a Delaware corporation ("BIOPOOL") and Xtrana, Inc. ("XTRANA"), a Delaware corporation. The capitalized terms in this Agreement not elsewhere defined have the meanings given them in Article X.

                                    RECITALS

     A. The Boards of Directors of Biopool and Xtrana have determined that the merger of Xtrana with and into Biopool on the terms set forth herein (the "MERGER"), with Biopool to be the surviving corporation, is advisable and in the best interests of their respective corporations and stockholders and have approved this Agreement.

     B. The parties hereto desire to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     C. The parties desire to sign this Agreement for the purpose of setting forth certain representations, warranties and agreements in connection with the Merger.

                                    AGREEMENT

                                    ARTICLE I

                          THE MERGER AND REORGANIZATION

     1.1 CLOSING. The closing under this Agreement shall take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, CA 90067, within one (1) business day after the satisfaction (or waiver by the party entitled to waive) of all conditions stated in Sections 5 and 6, or at such other place and date as the parties may agree upon in writing (the "CLOSING").

     1.2 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the DGCL, Xtrana shall be merged with and into Biopool in accordance with this Agreement (the "MERGER") and the separate existence of Xtrana shall cease. Biopool shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORPORATION").

     1.3 FILINGS; EFFECTIVE TIME OF THE MERGER. On the Closing Date, Biopool and Xtrana shall cause the Merger to be consummated by executing, delivering and filing a certificate of merger with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") in accordance with Section 251 of the DGCL. The parties shall on the Closing Date file such other documents with the Delaware Secretary of State as may be required by the provisions of the DGCL and as are necessary to cause the Merger to become effective. The Merger shall become effective when the certificate of merger, the agreement of merger and such other necessary documents are so filed with the Delaware Secretary of State, as applicable, or at such other time thereafter as provided


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in the certificate of merger and the agreement of merger. The time at which the
Merger becomes effective is herein referred to as the "EFFECTIVE TIME."

     1.5 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Xtrana shall vest in the Surviving Corporation, and all debts, liabilities and duties of Xtrana shall become the debts, liabilities and duties of the Surviving Corporation. At the Effective Time of the Merger:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be Biopool's Amended Certificate of Incorporation, a form of which is attached hereto as EXHIBIT "A".

          (b) the Bylaws of the Surviving Corporation shall be Biopool's Bylaws, a form of which is attached hereto as EXHIBIT "B"; (c) the Board of Directors of the Surviving Corporation shall consist of the following 7 members at the Effective Time, in each case until their successors shall have been elected and qualified or until otherwise provided by law:

                  Michael Bick, Ph.D.
                  Douglas Ayer
                  Price Paschall
                  John C. Gerdes
                  Stephen Schultheis
                  John H. Wheeler
                  James Chamberlain

          (d) the Officers of the Surviving Corporation shall be as follows:

                  John H. Wheeler      Chief Executive Officer
                  John C. Gerdes       Vice President, Research and Development


and such additional officers as the Board of Directors of the Surviving Corporation shall appoint. All such officers shall serve at the pleasure of the Board of Directors of the Surviving Corporation and may be removed from such office by the Board at any time in its sole and absolute discretion. Nothing contained herein is intended, however, to modify or amend any employment agreement that may exist between the corporation and any such officer, and the rights and remedies available to either party in the event of any material breach of the terms of any such employment agreement by the other party shall not be affected by this Agreement.

          (e) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.


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     1.6 EFFECT OF THE MERGER ON BIOPOOL'S CAPITAL STOCK AND OPTIONS.

          (a) BIOPOOL COMMON STOCK. At the Effective Time, each outstanding share of Biopool Common Stock shall be an outstanding share of Common Stock in the Surviving Corporation.

          (b) BIOPOOL OPTIONS. At the Effective Time, each outstanding Biopool Option shall remain in effect and without modification, except as called for by the terms and conditions of the Biopool Stock Option Plan attached as EXHIBIT C, and shall continue to vest according to the vesting schedule set forth in the option grant for each Biopool Option.

          (c) BIOPOOL WARRANTS. At the Effective Time, each outstanding Biopool Warrant shall remain in effect and without modification, except as called for by the terms and conditions of such warrant, and shall be exercisable for shares of Common Stock of the Surviving Corporation.

     1.7 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF XTRANA.

          (a) AGGREGATE CONSIDERATION TO BE RECEIVED AND ESCROW. The aggregate merger consideration (the "MERGER CONSIDERATION") issued at the Effective Time to existing Xtrana stockholders and all other parties will be 9,369,461 fully paid, nonassessable shares of the Surviving Corporation's Common Stock (or with respect to Claremont, the Claremont Warrant) which number includes (in addition to the Claremont Shares) the Escrow Shares (as defined below) and the Holdback Shares (as defined below). Under no circumstances will the aggregate Merger Consideration exceed 9,369,461 shares of the Surviving Corporation's Common Stock, excluding the Xtrana Indemnification Shares, if any, and the Additional Shares, if any. Notwithstanding anything in this Section 1.7(a) to the contrary, the Merger Consideration shall not be reduced by any cash fee paid by Xtrana to its financial advisers to the extent that such fee is negotiated and paid on an arm's length basis and does not exceed the cash proceeds received by Xtrana from the sale of its Series D Preferred Stock. From the Merger Consideration, 936,946 shares shall be deposited in escrow (the "ESCROW SHARES") for purposes of satisfying Xtrana's indemnification obligations set forth in ARTICLE VII hereof and an additional 936,946 shares shall be deposited in escrow (the "HOLDBACK SHARES") to be released or cancelled pursuant to the provisions of SECTION 1.12 hereof. The Escrow Shares and the Holdback Shares shall be deposited in escrow pursuant to an escrow agreement generally in the form attached hereto as EXHIBIT D, including such changes as may be requested by the escrow agent (the "ESCROW AGREEMENT"), which agreement shall treat each such deposit as a separate and distinct escrow for purposes of this Agreement. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Xtrana Common Stock and Xtrana Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of shares of Xtrana Common Stock and Xtrana Preferred Stock shall thereafter cease to have any rights with respect to such shares of Xtrana Common Stock and Xtrana Preferred Stock, except the right to receive, without interest, the Merger Consideration upon the surrender of a certificate that, immediately prior to the Effective Time, represented an outstanding share or shares of Xtrana Common Stock or Xtrana Preferred Stock (in each such case, a "CERTIFICATE").

          (b) XTRANA PREFERRED. Each share of Xtrana Series A, Series B, Series C and Series D Preferred Stock outstanding immediately prior to the Effective Time (other than shares


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held by stockholders who properly exercise any dissenters' rights available under applicable law), shall be converted into the right to receive approximately 3.15 fully paid, nonassessable shares of Biopool Common Stock, subject to the Escrow Agreement, and subject further to the number of shares of Series D Preferred stock issued by Xtrana prior to the Effective Time; PROVIDED, HOWEVER, that in no case shall such adjustment require the issuance of a number of Merger Shares in excess of the Merger Consideration.

          (c) XTRANA COMMON. Each share of Xtrana Common Stock outstanding immediately prior to the Effective Time (other than shares held by shareholders who properly exercise any dissenters' rights available under applicable law) shall be converted at the Effective Time into the right to receive approximately
3.15 shares of Biopool Common Stock, subject to the Escrow Agreement, and subject further to the number of shares of Series D Preferred stock issued by Xtrana prior to the Effective Time; PROVIDED, HOWEVER, that in no case shall such adjustment require the issuance of a number of Merger Shares in excess of the Merger Consideration.. No fractional shares of Biopool Common Stock will be issued in the Merger. Fractional share amounts of .5 or higher will be rounded up to a full share of Biopool Common Stock, and fractional share amounts of less than .5 will be rounded down to the next whole share.

          (d) CONVERTIBLE NOTES AND WARRANTS. Prior to the Effective Time, each outstanding Xtrana convertible note listed on SCHEDULE 2.1 (the "CONVERTIBLE SECURITIES") shall either be repaid in full or converted to shares of Xtrana Common Stock or Preferred Stock, according to its terms. No Merger Consideration will be paid with respect to any unconverted Convertible Security. Xtrana has no warrants outstanding, other than the Xtrana Warrant and the Gould Warrant.

               (i) Immediately prior to the Effective Time, Xtrana will issue a warrant to Arthur P. Gould & Co., substantially in the form attached hereto as EXHIBIT E (the "GOULD WARRANT"), exercisable for such number of shares of Xtrana Common Stock that would immediately prior to the Effective Time be exchangeable for 180,000 shares (the "GOULD SHARES") of the Surviving Corporation's Common Stock, subject to adjustment as set forth in Sections 1.1 and 2 of the Gould Warrant. The Gould Shares are not included within the Merger Consideration described in SECTION 1.7(A) hereof. Notwithstanding anything herein or in the Escrow Agreement to the contrary, in the event that for any reason the Gould Warrant becomes exercisable for a number of shares of Xtrana Common Stock immediately prior to the Effective Time that would entitle the holder to receive more than 180,000 shares of the Surviving Corporation's Common Stock, then the Escrow Shares shall be permanently reduced by such additional number of shares of the Surviving Corporation's Common Stock (the "ADDITIONAL WARRANT SHARES"), up to a maximum of 10,000 Additional Warrant Shares, and such shares shall be treated for all purposes as if they had been cancelled and removed from escrow pursuant to SECTION 7.2 hereof; PROVIDED, HOWEVER, that if the number of Additional Warrant Shares exceeds 10,000, the Merger Consideration shall be reduced share for share by such excess. In the event that the Gould Warrant expires without the issuance in full of the Additional Warrant Shares, the Surviving Corporation shall use its reasonable efforts to distribute on a pro rata basis any unissued Additional Warrant Shares to its stockholders that were pre-Merger Xtrana stockholders.

               (ii) Immediately prior to the Effective Time, the Surviving Corporation will issue a warrant to Claremont, substantially in the form attached hereto as EXHIBIT F (the "CLAREMONT WARRANT"), exercisable for 540,000 shares (the "CLAREMONT SHARES") of the Surviving


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Corporation's Common Stock, subject to adjustment as set forth in Section 2 of the Claremont Warrant.

               (e) TREASURY SHARES. Notwithstanding anything contained in this
SECTION 1.7 to the contrary, each share of Xtrana Stock issued and held in Xtrana's treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefore.

     1.8 DELIVERY OF CONSIDERATION.

          (a) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record of Xtrana Stock immediately prior to the Effective Time (i) a letter of transmittal (the "LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Corporation and shall be in such form and have such other customary provisions as the Surviving Corporation may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Xtrana Stock formerly represented thereby.

          (b) Upon surrender of a Certificate for cancellation to the Surviving Corporation or to any agent or agents as may be appointed by the Surviving Corporation, together with a Letter of Transmittal, duly completed and executed, and such other documents as the Surviving Corporation or any such agent may reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefore, a certificate representing the number of Merger Shares which such holder has the right to receive pursuant to the provisions of SECTION
1.7 (the "MERGER SHARE CERTIFICATES") and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this SECTION 1.8(B), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Xtrana Stock formerly represented thereby.

     1.9 CLOSING OF TRANSFER BOOKS. At and after the Effective Time, transfers of the shares of Xtrana Stock outstanding immediately prior to the Effective Time shall not be made on the stock transfer books of Xtrana.

     1.10 LOST CERTIFICATES. Notwithstanding the provisions of SECTION 1.8, in the event any Certificate representing Xtrana Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and an agreement to indemnify the Surviving Corporation against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration into which such Xtrana Stock would have been converted.

     1.11 FEDERAL INCOME TAX CONSEQUENCES. The parties intend that, for federal income tax purposes, the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.12 XTRANA EARNOUT. The parties have agreed that the consideration to be received by the Xtrana stockholders with respect to the Merger will be subject to upward or downward adjustment as set forth in this SECTION 1.12, based on Xtrana's actual Gross Revenues for the one


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year period commencing on October 1, 2000 and ending on September 30, 2001 (the
"EARNOUT PERIOD") relative to the projected Gross Revenues of $7,300,000 for this same period (the "EARNOUT TARGET"). If Gross Revenues received by the Surviving Corporation during the Earnout Period equal at least eighty five percent (85%) of the Earnout Target (the "THRESHOLD Target") but less than one hundred and fifteen percent (115%) of the Earnout Target (the "MAXIMUM TARGET"), then the Holdback Shares shall be released promptly from escrow for distribution to the pre-merger Xtrana stockholders on the same basis as the Merger Consideration. In the event that Gross Revenues during the Earnout Period equal or exceed the Maximum Target, the pre-Merger Xtrana stockholders shall receive, in addition to the Holdback Shares, 1,030,641 shares of the Surviving Corporation's Common Stock (the "ADDITIONAL SHARES," and together with the Holdback Shares, the "EARNOUT SHARES"), to be distributed on the same basis as the Merger Consideration. In the event that Gross Revenues during the Earnout Period are less than the Threshold Target, the Earnout Period shall be extended to include an additional 12-month period (such 24-month period, the "EXTENDED EARNOUT PERIOD"). If Gross Revenues during the Extended Earnout Period equal at least eighty five percent (85%) of $29,300,000 (the "EXTENDED THRESHOLD TARGET") but less than one hundred and fifteen percent (115%) of the Extended Earnout Target (the "EXTENDED MAXIMUM TARGET"), then the Holdback Shares shall be released promptly from escrow for distribution to the pre-merger Xtrana stockholders, on the same basis as the Merger Consideration. If Gross Revenues during the Extended Earnout Period are less than the Extended Threshold Target, then the Holdback Shares shall be permanently cancelled and removed from escrow. In the event that Gross Revenues during the Extended Earnout Period equal or exceed the Extended Maximum Target, the pre-Merger Xtrana stockholders shall receive the Earnout Shares, to be distributed on the same basis as the Merger Consideration. The number of Holdback Shares and Additional Shares shall be equitably adjusted into a different number of shares in order to maintain the Xtrana stockholders rights hereunder in the event of any stock splits, dividends or reclassifications of the shares of the Surviving Corporation. Notwithstanding anything in this Agreement to the contary, no adjustment to the number of shares to be issued upon the exercise of the Gould Warrant or the Claremont Warrant will be made as a result of Xtrana's performance under this Section 1.12.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF XTRANA

     Except as disclosed in the Xtrana Disclosure Schedule attached as EXHIBIT G, Xtrana represents and warrants to Biopool as set forth below:

     2.1 CAPITAL STOCK.

          (a) CAPITALIZATION. The authorized capital stock of Xtrana consists of 4,000,000 shares of Common Stock and 1,250,000 shares of preferred stock, par value $0.01 per share ("XTRANA PREFERRED STOCK") of which 400,000 shares have been designated Series A Preferred Stock, 460,000 shares have been designated Series B Preferred Stock, which 60,000 shares have been designated Series C Preferred Stock, and 300,000 shares have been designated Series D Preferred Stock. As of the date hereof, (i) 1,710,000 shares of Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable and not subject to preemptive rights; (ii) 400,000, 262,880 and 40,000 shares of Series A, Series B and Series C shares, respectively, of Xtrana Preferred Stock were issued and outstanding; (iii) no shares of Common Stock and no shares of


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Xtrana Preferred Stock were held in the treasury of Xtrana; (iv) no shares of
Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to any Xtrana stock option plan; and (v) there were no securities of any subsidiary of Xtrana or any other Person outstanding which are convertible into or exercisable or exchangeable for capital stock of Xtrana. Except as set forth above, no shares of capital stock or other voting securities of Xtrana have been issued, are reserved for issuance or are outstanding.

          (b) OTHER SECURITIES. Except for the Xtrana Warrant and the Gould Warrant or as otherwise disclosed in SCHEDULE 2.1 of Disclosure Schedule, there are no existing rights, options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Xtrana to issue or sell shares of Common Stock, Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Common Stock, Preferred Stock or any other equity or debt securities of Xtrana, other than Xtrana's commitment to issue the Series D Preferred Stock. Except as disclosed in SCHEDULE 2.1 of the Disclosure Schedule, Xtrana has no commitments or obligations to purchase or redeem any shares of Common Stock. Except for the Xtrana Warrant and the Gould Warrant, SCHEDULE 2.1 of the Disclosure Schedule contains a complete and accurate list of all outstanding Options and warrants and the exercise price thereof.

          (c) DIVIDENDS. Xtrana has not declared or paid any dividend or made any distribution in respect of any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any capital stock issued by it, and no Person has any right to require Xtrana to redeem, purchase or otherwise reacquire any capital stock issued by Xtrana.

          (d) VALIDITY OF SHARES. All of the issued and outstanding capital stock of Xtrana has been duly and validly authorized and issued (including, without limitation, issued in compliance with applicable federal and state securities laws) and is fully paid and nonassessable and free and clear of all Liens imposed by or through Xtrana.

     2.2 CORPORATE ORGANIZATION. Xtrana is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all jurisdictions in which such qualification is required and where the failure to be so qualified would have a Material Adverse Effect. Xtrana has all requisite power and authority to own and operate its Property and to carry on its business as now conducted or as presently proposed to be conducted.

     2.3 AUTHORITY; ENFORCEABILITY. Xtrana has all requisite power and authority under applicable corporate law to execute and deliver this Agreement and to perform the transactions contemplated hereby and, upon approval of the execution and delivery of this Agreement and consummation of the Merger by the Board of Directors and the stockholders of Xtrana as contemplated by SECTION 4.1 (the "XTRANA STOCKHOLDER APPROVAL"), the transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of Xtrana and its stockholders and will constitute a legal, valid and binding obligation of Xtrana, enforceable against Xtrana in accordance with its terms, subject to general limitations on the availability of equitable remedies and the effect of bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights.


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     2.4 NO VIOLATION AND NO CONSENTS REQUIRED.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the Xtrana Certificate of Incorporation or the bylaws of Xtrana, or, to the best of Xtrana's knowledge, violate any Legal Requirement or Order applicable to Xtrana. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) except as disclosed in
SCHEDULE 2.4, require any Third-Party Action with respect to Xtrana; or (ii) conflict with or constitute a default under, or result in the acceleration or right of acceleration of any obligations, or any termination or right of termination under any Contract where such failure to secure Third-Party Action, conflict, default, acceleration or termination would have a Material Adverse Effect; or (iii) result in the creation or imposition of any material Lien, claim, charge, restriction, equity or encumbrance of any kind upon, or give any Person any interest or right in or with respect to, any of the Properties, assets, business or Contracts of Xtrana.

          (b) There are no approvals, authorizations, consents, orders or other actions of, or filings or registrations with, any Person that are required to be obtained or made by Xtrana in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, other than the Xtrana Stockholder Approval and the filings with the Delaware Secretary of State as set forth in SECTION 1.3, or as set forth in Schedule 2.4. Xtrana currently has contracts with or is performing work under grants from only those Governmental Agencies, and to the best of its knowledge its genetic and biomedical research and product development activities are only regulated by those Governmental Agencies, listed on Schedule 2.4 hereof.

     2.5 SUBSIDIARIES, OTHER INTERESTS. Xtrana owns no equity or beneficial interest (except as a creditor in the ordinary course of business), directly or indirectly, in any Person.

     2.6 FINANCIAL INFORMATION.

          (a) FINANCIAL STATEMENTS. Xtrana has provided Biopool with its statement of financial position, statement of operations and statement of cash flows as of and for the years ended December 31, 1998 and December 31, 1999, (the "XTRANA ANNUAL STATEMENTS") and with its statement of financial position and statement of operations as of and for the monthly periods ending on January 31, 2000, February 29, 2000 and March 31, 2000 (collectively, the "XTRANA INTERIM STATEMENT" and, together with Xtrana Annual Statements, the "XTRANA FINANCIAL STATEMENTS"). Xtrana Financial Statements have been derived from Xtrana's books and records maintained in the ordinary course of business, and fairly present in all material respects the financial position of Xtrana as of the date thereof and for the period then ended, in accordance with GAAP consistently applied (except as may be stated therein), and with Xtrana's internal accounting policies and, in the case of Xtrana Interim Statement, normal year-end adjustments.

          (b) ABSENCE OF CERTAIN LIABILITIES. Xtrana has no Liabilities required to be disclosed or accrued in financial statements prepared in accordance with GAAP, other than those: (i) accrued or disclosed in Xtrana Financial Statements;
(ii) incurred in the ordinary course of business after the date of the Xtrana Interim Statement; (iii) for legal and accounting fees and expenses incurred by Xtrana in connection with the transactions contemplated hereby; (iv) expressly set forth in this Agreement (including without limitation disclosures in Schedules hereto) or (v) which are, in the aggregate, not material to the financial condition of Xtrana. To Xtrana's knowledge, the Liabilities of Xtrana that are not required to be disclosed or accrued in financial statements prepared in accordance with GAAP, and that are not disclosed in Xtrana


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Financial Statements or in this Agreement, are not likely to have, individually or in the aggregate, a Material Adverse Effect on Xtrana.

          (c) ABSENCE OF CERTAIN CHANGES. Other than as set forth in Schedule 2.6, Since the date of Xtrana Interim Statement:

               (i) Xtrana has operated its business in the ordinary course;

               (ii) there has been no change or changes which, individually or in the aggregate, has or have had or is or are reasonably likely to have a Material Adverse Effect on Xtrana;

               (iii) there has not been any damage, destruction or condemnation known to Xtrana with respect to Property having an aggregate net book value on Xtrana Financial Statements in excess of $50,000 net of any insurance recoveries;

               (iv) there has not been any material change in the accounting methods, practices or principles of Xtrana;

               (v) Except for the shares of its Series D Preferred Stock issued upon conversion of the Convertible Notes, Xtrana has not sold, transferred or otherwise disposed of (or agreed or committed to sell, transfer or otherwise dispose of) any Property other than the sale of inventory in the ordinary course, or canceled, compromised, released or assigned any note or claim in its favor, where the aggregate amount of such sales, transfers, dispositions, cancellations, compromises, releases or assignments exceeds $50,000;

               (vi) Xtrana has not instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Agency;

               (vii) Xtrana has not assumed, guaranteed, endorsed or otherwise become responsible (or otherwise agreed to become responsible) for the obligations of any other Person, except for the endorsement of negotiable instruments in the ordinary course of business;

               (viii) Xtrana has not granted (or agreed or committed to grant) any increase in compensation or fringe benefits of its employees and consultants other than normal salary increases consistent with prior periods; and

               (ix) Xtrana has not entered into any license or other Contract with regard to the acquisition or disposition of any material Intellectual Property other than non-exclusive licenses granted in the ordinary course of business consistent with past practice.

     2.7 TAXES.

          (a) Xtrana has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Xtrana (whether or not shown on any Tax Return) have been paid. For any Taxes that have not been paid, Xtrana has established reserves on its books that equal or exceed those required by GAAP. No claim has ever been made by a Governmental Agency in a jurisdiction where Xtrana does not file Tax Returns


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that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Xtrana that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Xtrana has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, except for amounts not due as of the Closing for which Xtrana has withheld but not yet paid.

          (c) To the best of Xtrana's knowledge, no Governmental Agency is expected to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or, to the best of Xtrana's knowledge, threatened dispute or claim of any Governmental Agency relating to any Tax liability of Xtrana.

          (d) No consent has been filed under Section 341(f) of the Code with respect to Xtrana.

          (e) There is no Contract covering any Person that, individually or collectively, as a consequence of the Merger could give rise to the payment of any amount that would not be deductible by Xtrana by reason of Section 280G of the Code.

     2.8 TITLE TO PROPERTIES.

          (a) SCHEDULE 2.8(A) contains a true and complete listing of all real property and material interests in real property owned by Xtrana.

          (b) SCHEDULE 2.8(B) contains a true and complete listing based on the books and records of Xtrana of all other items of personal property owned by Xtrana with a net book value at the date of Xtrana Interim Statement in excess of $50,000 per item.

          (c) Xtrana has good and marketable title to all of its Properties, and has good title to all its leasehold interests, in each case subject to no Lien. With respect to the Property and assets it leases, Xtrana is in compliance with such leases and holds valid leasehold interests free of all Liens.

     2.9 ACCOUNTS RECEIVABLE. The accounts receivable of Xtrana: (a) are bona fide and arose from valid sales in the ordinary course of business; and (b) to Xtrana's knowledge, are not subject to any material offsets or counterclaims (other than routine billing inquiries of customers), and do not represent guaranteed sale, sell-or-return transactions or any other similar understanding. No accounts receivable have been pledged as collateral to any other Person. The carrying amount for accounts receivable in Xtrana Interim Statement reflects adjustments in accordance with GAAP consistently applied as an allowance for doubtful accounts receivable.

     2.10 LEASES. SCHEDULE 2.10 lists or incorporates by reference to SCHEDULE
2.14 all leases, rental agreements, conditional sales contracts and other similar Contracts with rental payments exceeding $50,000 per year ("XTRANA DISCLOSABLE LEASES") under which Xtrana holds any real or personal Property or leases any of the same to others. All Xtrana Disclosable Leases are, in all material respects, valid, in good standing and enforceable by Xtrana in accordance with their terms except: (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally; and (ii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To Xtrana's knowledge, neither Xtrana nor any other party to any Xtrana Disclosable Lease is in material breach thereof.

     2.11 INSURANCE. SCHEDULE 2.11 lists and describes briefly all binders and policies of liability, theft, fire and other forms of property/casualty insurance and surety bonds, insuring Xtrana or its Properties, assets and business as of the date hereof. All policies and binders listed in SCHEDULE 2.11 are valid and in good standing and in full force and effect and the premiums have been paid. With the exception of those claims listed in SCHEDULE 2.11(B), there are no outstanding claims under such policies or binders and Xtrana has not received any notice of cancellation, general disclaimer of liability or non-renewal of any such policy or binder.

     2.12 FACILITIES, EQUIPMENT. Xtrana owns or leases all material land, buildings, equipment or other Properties used in the operation of its business. Xtrana has not received any notice of any material violation of any Legal Requirement or Order by Xtrana's facilities which has not been corrected, and, to Xtrana's knowledge, no facilities of Xtrana are in material violation of any Legal Requirement or Order.

     2.13 EMPLOYMENT AND BENEFIT MATTERS; CONTRACTORS.

          (a) SCHEDULE 2.13(A) lists all of Xtrana's employment contracts, arrangements, plans with any agent, employee, officer, director or shareholder, and contracts or arrangements providing for bonuses, profit sharing payments, deferred compensation, stock options, stock purchase rights, retainer, consulting, incentive, severance pay or retirement benefits, life, medical or other insurance or any other employee benefits or any other payments, "fringe benefits" or perquisites which are not terminable at will without liability to Xtrana.

          (b) Xtrana has not entered into any union contracts, collective bargaining agreements or similar agreements with employee organizations or groups, nor, to Xtrana's knowledge, has Xtrana ever participated in or contributed to any single employer defined benefit plan or multi-employer plan within the meaning of ERISA Section 3(37), nor is Xtrana currently engaged in any labor negotiations, excepting minor grievances, nor is Xtrana the subject of any union organization effort. There is no labor dispute, strike, or work stoppage pending against Xtrana business. Xtrana has no ERISA Affiliates.

          (c) True and correct copies of each plan listed in Schedule 2.13(c) that is subject to ERISA (an "XTRANA ERISA PLAN") and related trust agreements, insurance contracts, summary descriptions, and Xtrana Option Plan have been delivered or made available to Biopool by Xtrana. To Xtrana's knowledge, nothing has occurred prior to or since the issuance of such letters to cause the loss of qualification under the Code of any of such plans.

          (d) To Xtrana's knowledge, none of the Xtrana ERISA Plans has participated in, engaged in or been a party to any prohibited transaction as defined in ERISA or the Code, and there are no material claims, pending (with service or other notice) or overtly threatened, involving any plan listed in
Schedule 2.13(d). To Xtrana's knowledge, there have been no violations of any reporting or disclosure requirements with respect to any Xtrana ERISA Plan that would have a Material Adverse Effect on Xtrana.

          (e) Xtrana has no material liability for any excise tax imposed by Sections 4971, 4972, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980 or
4980B of the Code.

          (f) Other than as disclosed in SCHEDULE 2.13(C), Xtrana does not maintain any plans providing benefits within the meaning of Section 3(1) of ERISA (other than group health plan continuation coverage under 601 of ERISA and 4980B(f) of the Code) to former employees or retirees.

     2.14 CONTRACTS. SCHEDULE 2.14 lists all Contracts that affect Xtrana, its business, Properties, assets, operations or financial condition, other than Contracts entered into in the ordinary course of Xtrana's business and no one of which contemplates performance by Xtrana during a period of more than one year or involves commitments for sale or purchase in excess of $50,000 and except for Contracts fully performed or terminable at will without liability to Xtrana. To Xtrana's knowledge, each Contract disclosable on SCHEDULE 2.14 ("XTRANA DISCLOSABLE CONTRACT") is, in all material respects, valid and enforceable by Xtrana in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (ii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To Xtrana's knowledge, neither Xtrana nor any other party to any Xtrana Disclosable Contract, is in breach of any Xtrana Disclosable Contract, except for such breaches as, taken in the aggregate, would not have a Material Adverse Effect on Xtrana.

     2.15 OFFICERS AND DIRECTORS; BANK ACCOUNTS. SCHEDULE 2.15 is a true and complete list of:

          (a) the names and addresses of Xtrana's officers and directors;

          (b) the name of each bank or other financial institution in which Xtrana has an account, deposit or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto; and

          (c) the name of each bank or other financial institution in which Xtrana has a line of credit or other loan facility.

     2.16 CORPORATE DOCUMENTS. Xtrana has furnished or made available to Biopool or its representatives true, correct and complete copies of: (a) the Xtrana Certificate of Incorporation and Bylaws of Xtrana in effect as of the date hereof; (b) the minute books of Xtrana containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and board of directors of Xtrana; (c) all material Permits and Orders with respect to Xtrana; and (d) the stock ledger of Xtrana setting forth all issuances and transfers of any capital stock of Xtrana.

     2.17 LEGAL PROCEEDINGS.

          (a) Except as disclosed in SCHEDULE 2.17, to the best of Xtrana's knowledge there is no action, suit, proceeding or investigation pending in any court or before any arbitrator or before or by any Governmental Agency against Xtrana or any of its Properties or business and, to the best of Xtrana's knowledge, there is no such action, suit, proceeding or investigation threatened.

          (b) Xtrana has never been notified in writing that it has been subject to an audit, compliance review, investigation or like contract review by the U.S. General Services Administration or any other Governmental Agency in connection with any government contract (a "GOVERNMENT AUDIT"), other than routine and recurring audits to which government contractors are generally subject. To Xtrana's knowledge, no Government Audit is threatened and no basis exists for a finding of noncompliance with any material provision of any government contract or for a material refund of any amounts paid or owed to Xtrana by any Governmental Agency pursuant to such government contract.

     2.18 COMPLIANCE WITH INSTRUMENTS, ORDERS AND LEGAL REQUIREMENTS. To the best of Xtrana's knowledge, Xtrana is not in material violation of, or in default in any material respect with respect to, any term or provision of the Xtrana Certificate of Incorporation or Bylaws, or any Order or any Legal Requirement known by Xtrana to be applicable to it. No investigation by any Governmental Agency of any alleged violation or noncompliance with any Legal Requirement is pending, or, to the best of Xtrana's knowledge, threatened.

     2.19 PERMITS. Xtrana holds all Permits material to the conduct of its business as and where now conducted. To the best of Xtrana's knowledge, each of such Permits is in full force and effect. No violation of any of such Permits has occurred, and to the best of Xtrana's knowledge, no proceedings to terminate, revoke, limit or impair any material Permit are pending or threatened.

     2.20 CUSTOMERS AND SUPPLIERS. SCHEDULE 2.20 sets forth the: (a) top ten customers of Xtrana, based on net sales for the year ended December 31, 1999; and (b) top five suppliers of Xtrana, based on dollar volume of purchases for the year ended December 31, 1999.

     2.21 INTELLECTUAL PROPERTY.

          (a) Except for Third-Party Intellectual Property licensed to Xtrana pursuant to an agreement listed in SCHEDULE 2.21(C)(II) and Xtrana Intellectual Property licensed to Third Parties, as disclosed in SCHEDULE 2.21(C)(I), Xtrana owns, solely and exclusively, and free and clear of any Third-Party Right, all title to and rights in all Xtrana Intellectual Property that is used in the business of Xtrana as currently conducted.

          (b) SCHEDULE 2.21(B) lists all patents, patent applications, trademarks, trade names, service marks and copyrights included in Xtrana Intellectual Property which have been registered, issued or applied for and the jurisdictions in which such Xtrana Intellectual Property right has been issued, registered or applied for.

          (c) SCHEDULE 2.21(C)(I) lists all licenses, sublicenses and other agreements, written or unwritten, to which Xtrana is a party and pursuant to which any Person is authorized to use, resell, sublicense, or market or distribute any product currently marketed or presently planned to be marketed by Xtrana or any component or predecessor of any such product. SCHEDULE 2.21(C)(II) lists all Third-Party Intellectual Property which is incorporated in or is a part of any products which Xtrana has sold, resold, licensed or sublicensed, or which is material to the current operations of Xtrana, other than (in the case of Third-Party Intellectual Property used internally only) readily obtainable, standard products with wide retail distribution. Xtrana has, and at the relevant times in the past had, all necessary rights to resell or distribute any hardware, software or products produced by a third party which it resells or distributes or has resold or distributed. Xtrana is not in material violation of any license, sublicense or agreement described in SCHEDULE 2.21(C)(I) OR (II). To the best of Xtrana's knowledge, neither Xtrana nor any of its products or operations is in material violation of or materially infringes any Third-Party Intellectual Property. Xtrana has not received any claim that it has lost or will lose any rights of Xtrana under any licenses to Third-Party Intellectual Property to which Xtrana is a party. The execution and delivery of this Agreement by Xtrana and the consummation of the transactions contemplated hereby will not cause Xtrana to be in violation or default under any such license, sublicense or agreement nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Xtrana has not assigned or licensed to any third party any right, title or interest in Xtrana Intellectual Property. Xtrana is not contractually obligated to pay any compensation to any third party for the use of Xtrana Intellectual Property or the Third-Party Intellectual Property.

          (d) To Xtrana's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Xtrana Intellectual Property or any Third-Party Intellectual Property licensed by or through Xtrana by any third party, including without limitation any employee or former employee of Xtrana. Xtrana has not entered into any agreement to indemnify any other person against any charge of infringement of any Third-Party Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (e) To Xtrana's knowledge, all patents, registered trademarks, registered service marks and registered copyrights held by Xtrana are valid and subsisting. To Xtrana's knowledge, there is no assertion or claim (or basis therefor) challenging the validity of any Xtrana Intellectual Property. Xtrana has not been sued in any suit, action or proceeding, or otherwise notified of any claim, which involves a claim of infringement of any patent, trademark, service mark, copyright or violation of any trade secret or other proprietary right of any third party. Neither the conduct of the business of Xtrana as currently conducted nor the manufacture, sale, licensing or use of any of the products of Xtrana as now manufactured, sold or licensed or used, infringes on or conflicts with, in any way, any trademark, trademark right, trade name, trade name right, service mark or copyright, or, to Xtrana's knowledge, any patent, patent right, industrial model or invention, of any third party that individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. To Xtrana's knowledge and except as set forth on SCHEDULE 2.21(E), no third party is challenging the ownership by Xtrana, or the validity or effectiveness of, any of Xtrana Intellectual Property. Xtrana has not brought any action, suit or proceeding for infringement of Xtrana Intellectual Property or breach of any license or agreement involving Xtrana Intellectual Property against any third party. There are no pending, or to Xtrana's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Xtrana. To Xtrana's knowledge, there is no breach or violation by a third party of, or actual or threatened, loss of rights under, any licenses to which Xtrana is a party.

          (f) Xtrana has secured written assignments from all current and former consultants and employees who contributed to the creation or development of Xtrana Intellectual Property currently being provided or marketed to customers or currently being used by Xtrana of the rights to such contributions that Xtrana does not already own by operation of law, recognizing Xtrana's ownership of all such Xtrana Intellectual Property and agreeing to hold such of it as is not protected by patents, patent applications or copyright (the "XTRANA CONFIDENTIAL INFORMATION") in confidence and not to use any such Confidential Information except in connection with such consultant's or employee's work for Xtrana.

          (g) Xtrana has taken all commercially reasonable steps to protect and preserve the confidentiality of all Xtrana Confidential Information. All use, disclosure or appropriation of Xtrana Confidential Information by or to a third party has been pursuant to the terms of a written confidentiality or nondisclosure agreement between Xtrana and such third party.

     2.23 ENVIRONMENTAL MATTERS. There are no Hazardous Materials used or present at any location used by Xtrana in the conduct of its business, except for (i) any Hazardous Materials constituting normal office supplies and (ii) those Hazardous Materials listed on SCHEDULE 2.23 (the "PERMITTED HAZARDOUS MATERIALS"). To the best of Xtrana's knowledge, no location currently or previously used by Xtrana is contaminated by any Hazardous Material, other than, with respect to Xtrana's current facilities, the presence of the Permitted Hazardous Materials; PROVIDED, HOWEVER, that all Permitted Hazardous Materials are used, stored and maintained in compliance with all governmental safety standards and usual and customary standards applied in the biotechnology industry. There are no environmental materials or conditions, including on-site or off-site disposal or releases of Hazardous Materials that could reasonably be expected to have a Material Adverse Effect. To the best of Xtrana's knowledge, no event has occurred and no activity has been or is being conducted by Xtrana or any other Person which has resulted or could reasonably result in contamination of any location currently or previously used by Xtrana by any Hazardous Material, other than, with respect to Xtrana's current facilities, the presence of the Permitted Hazardous Materials; PROVIDED, HOWEVER, that all Permitted Hazardous Materials are used, stored and maintained in compliance with all governmental safety standards and usual and customary standards applied in the biotechnology industry. Xtrana has not received any written communication from any Governmental Agency alleging that Xtrana or any premises currently or previously occupied by Xtrana is contaminated by any Hazardous Materials or in violation of any Environmental Requirement. To the best of Xtrana's knowledge, no Government Agency has commenced any investigation or proceeding with respect to the contamination of any location currently or previously used by Xtrana by any Hazardous Material.

     2.24 ILLEGAL PAYMENTS. To the best of Xtrana's knowledge, none of Xtrana or any director, officer, employee, or agent of Xtrana has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of Xtrana, which Xtrana or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any law.

     2.25 BOARD OF DIRECTORS APPROVAL. The Board of Directors of Xtrana has unanimously approved this Agreement and the Merger and unanimously recommended this Agreement and the Merger to Xtrana's stockholders. Such approval and recommendation have not been modified or withdrawn and are in full force and effect on the date hereof.

     2.26 REPRESENTATIONS. No representation or warranty by Xtrana in this Agreement (including without limitation the Schedules and Exhibits attached hereto), or in any document furnished by Xtrana at the Closing pursuant hereto contains any untrue statement of a material fact or omits to state a fact necessary to make the statements contained in such representation or warranty not misleading.

     2.27 BROKERS. Except with respect to its retention of Arthur P. Gould & Co. and Claremont York Capital ("CLAREMONT"), Xtrana has not retained or otherwise engaged or employed any broker, finder or any other Person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other Person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

     2.28 PROXY STATEMENT. None of the information supplied by Xtrana or its attorneys specifically for inclusion in the Proxy Statement (the "XTRANA PROXY INFORMATION") shall, as of the date such information is supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, to the extent that any Xtrana Proxy Information becomes false or misleading due to the passage of time, Xtrana shall timely supplement such information so as to correct any material false or misleading statements contained therein.

     2.29 KNOWLEDGE OF XTRANA. For the purposes of this Agreement, references to "THE BEST OF XTRANA'S KNOWLEDGE" shall mean the actual knowledge of those individuals set forth in SCHEDULE 2.29 (the "XTRANA PRINCIPALS"), or knowledge that a person in the Principal's position would be reasonably expected to know, after appropriate consultation with the employees, directors and stockholders of Xtrana most likely to have knowledge of the subject matter of such representation and warranty; provided, however, if in the course of such consultation, a Xtrana Principal becomes aware of an omission or fact that in his or her reasonable judgment warrants further investigation, that such Xtrana Principal shall perform whatever further investigation he or she deems appropriate and the information obtained in such investigation becomes actual knowledge of such Principal.

                                   ARTICLE III

                     BIOPOOL REPRESENTATIONS AND WARRANTIES

     Except as disclosed in Biopool Disclosure Schedule attached as EXHIBIT F, Biopool represents and warrants to Xtrana as set forth below:

     3.1 CAPITAL STOCK.

          (a) CAPITALIZATION. The authorized capital stock of Biopool consists of 50,000,000 shares of Common Stock. As of the date hereof, (i) 8,319,951 shares of Biopool Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable and not subject to preemptive rights; (ii) no shares of Common Stock and no shares of Preferred Stock were held in the treasury of the Biopool; (iii) 1,088,333 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Biopool Stock Option Plan; (iv) 335,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants (other than the Biopool Warrant); (v) no Biopool Subsidiary owned any shares of Biopool's capital stock; and (vi) there were no securities of any subsidiary of Biopool or any other Person outstanding which are convertible into or exercisable or exchangeable for capital stock of Biopool. Except as set forth above, no shares of capital stock or other voting securities of Biopool have been issued, are reserved for issuance or are outstanding.

          (b) OTHER SECURITIES. Except for the Biopool Warrant and the Claremont Warrant, and as otherwise disclosed in SCHEDULE 3.1(B) of the Biopool Disclosure Schedule, there are no existing rights, options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Biopool or any of its subsidiaries to issue or sell shares of Common Stock, Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Common Stock, Preferred Stock or any other equity or debt securities of Biopool or any of its subsidiaries. Except as disclosed in
SCHEDULE 3.1(B), Biopool has no commitments or obligations to purchase or redeem any shares of Common Stock. SCHEDULE 3.1(B) of the Biopool Disclosure Schedule contains a complete and accurate list of all outstanding Options and warrants and the exercise price thereof.

          (c) DIVIDENDS. Biopool has not declared or paid any dividend or made any distribution in respect of any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any capital stock issued by it, and no Person has any right to require Biopool to redeem, purchase or otherwise reacquire any capital stock issued by Biopool.

          (d) VALIDITY OF SHARES. All of the issued and outstanding capital stock of Biopool has been duly and validly authorized, validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and is fully paid and nonassessable and free and clear of all Liens imposed by or through Biopool.

     3.2 CORPORATE ORGANIZATION. Biopool is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in all jurisdictions in which such qualification is required and where the failure to be so qualified would have a Material Adverse Effect. Biopool has all requisite power and authority to own and operate its Property and to carry on its business as now conducted or as presently proposed to be conducted.

     3.3 AUTHORITY; ENFORCEABILITY. Biopool has all requisite power and authority under applicable corporate law to execute and deliver this Agreement and to perform the transactions contemplated hereby and, subject to approval of the Merger by the shareholders of Biopool as contemplated by Section 4.1 (the "BIOPOOL STOCKHOLDER APPROVAL"), to consummate the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Biopool (subject to the Biopool Shareholder Approval), and no other approval on the part of Biopool is necessary under applicable corporate law for the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of Biopool, enforceable against Biopool in accordance with its terms, subject to general limitations on the availability of equitable remedies and the effect of bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights.

     3.4 INTELLECTUAL PROPERTY.

          (a) Except for Third-Party Intellectual Property licensed to Biopool pursuant to an agreement listed in SCHEDULE 3.4(C)(II) and Biopool Intellectual Property licensed to Third Parties, as disclosed in SCHEDULE 3.4(C)(I), Biopool owns, solely and exclusively, and free and clear of any Third-Party Right, all title to and rights in all Biopool Intellectual Property that is used in the business of Biopool as currently conducted.

          (b) SCHEDULE 3.4(B) lists all patents, patent applications, trademarks, trade names, service marks and copyrights included in Biopool Intellectual Property which have been registered, issued or applied for and the jurisdictions in which such Biopool Intellectual Property right has been issued, registered or applied for.

          (c) SCHEDULE 3.4(C)(I) lists all licenses, sublicenses and other agreements, written or unwritten, to which Biopool is a party and pursuant to which any Person is authorized to use, resell, sublicense, or market or distribute any product currently marketed or presently planned to be marketed by Biopool or any component or predecessor of any such product. SCHEDULE 3.4(C)(II) lists all Third-Party Intellectual Property which is incorporated in or is a part of any products which Biopool has sold, resold, licensed or sublicensed, or which is material to the current operations of Biopool, other than (in the case of Third-Party Intellectual Property used internally only) readily obtainable, standard products with wide retail distribution. Biopool has, and at the relevant times in the past had, all necessary rights to resell or distribute any hardware, software or products produced by a third party which it resells or distributes or has resold or distributed. Biopool is not in material violation of any license, sublicense or agreement described in SCHEDULE 3.4(C)(I) OR (II). To the best of Biopool's knowledge, neither Biopool nor any of its products or operations is in material violation of or materially infringes any Third-Party Intellectual Property. Other than the Agen Patent Claim, Biopool has not received any claim that it has lost or will lose any rights of Biopool under any licenses to Third-Party Intellectual Property to which Biopool is a party. The execution and delivery of this Agreement by Biopool and the consummation of the transactions contemplated hereby will not cause Biopool to be in violation or default under any such license, sublicense or agreement nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Biopool has not assigned or licensed to any third party any right, title or interest in Biopool Intellectual Property. Biopool is not contractually obligated to pay any compensation to any third party for the use of Biopool Intellectual Property or the Third-Party Intellectual Property.

          (d) To Biopool's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Biopool Intellectual Property or any Third-Party Intellectual Property licensed by or through Biopool by any third party, including without limitation any employee or former employee of Biopool. Biopool has not entered into any agreement to indemnify any other person against any charge of infringement of any Third-Party Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (e) To Biopool's knowledge, all patents, registered trademarks, registered service marks and registered copyrights held by Biopool are valid and subsisting. To Biopool's knowledge, there is no assertion or claim (or basis therefore) challenging the validity of any Biopool Intellectual Property. Other than the Agen Patent Claim, Biopool has not been sued in any suit, action or proceeding, or otherwise notified of any claim, which involves a claim of infringement of any patent, trademark, service mark, copyright or violation of any trade secret or other proprietary right of any third party. Neither the conduct of the business of Biopool as currently conducted nor the manufacture, sale, licensing or use of any of the products of Biopool as now manufactured, sold or licensed or used, infringes on or conflicts with, in any way, any trademark, trademark right, trade name, trade name right, service mark or copyright, or, to Biopool's knowledge, any patent, patent right, industrial model or invention, of any third party that individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. To Biopool's knowledge and except as set forth on SCHEDULE 3.4(E), no third party is challenging the ownership by Biopool, or the validity or effectiveness of, any of Biopool Intellectual Property. Biopool has not brought any action, suit or proceeding for infringement of Biopool Intellectual Property or breach of any license or agreement involving Biopool Intellectual Property against any third party. There are no pending, or to Biopool's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefore of Biopool. To Biopool's knowledge, there is no breach or violation by a third party of, or actual or threatened, loss of rights under, any licenses to which Biopool is a party.

          (f) Biopool has secured written assignments from all current and former consultants and employees who contributed to the creation or development of Biopool Intellectual Property currently being provided or marketed to customers or currently being used by Biopool of the rights to such contributions that Biopool does not already own by operation of law, recognizing Biopool's ownership of all such Biopool Intellectual Property and agreeing to hold such of it as is not protected by patents, patent applications or copyright (the "BIOPOOL CONFIDENTIAL INFORMATION") in confidence and not to use any such Confidential Information except in connection with such consultant's or employee's work for Biopool.

          (g) Biopool has taken all commercially reasonable steps to protect and preserve the confidentiality of all Biopool Confidential Information. All use, disclosure or appropriation of Biopool Confidential Information by or to a third party has been pursuant to the terms of a written confidentiality or nondisclosure agreement between Biopool and such third party.

     3.5 NO CONSENTS REQUIRED. Other than the Biopool Stockholder Approval, there are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by Biopool in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement.

     3.6 VALIDITY OF MERGER SHARES. Upon delivery of the certificates for the Merger Shares pursuant to the terms of this Agreement, due countersignature of the certificates by Biopool's transfer agent and delivery to Xtrana Shareholders receiving Merger Shares pursuant to this Agreement, the Merger Shares to be issued by Biopool represented thereby will be duly authorized and validly issued, fully paid and nonassessable.

     3.7 SEC REPORTS. Since the date Biopool became subject to the reporting requirements of the Exchange Act, Biopool has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "SEC REPORTS"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act of 1933 (the "SECURITIES ACT") and the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and the rules promulgated thereunder. None of the SEC Reports at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8 FINANCIAL STATEMENTS. The financial statements of Biopool included in SEC Reports (including the notes thereto) (the "BIOPOOL FINANCIAL STATEMENTS") at the time filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Biopool and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (and include, in the case of any unaudited interim financial statements, reasonable accruals for normal year-end adjustments). No subsidiaries of Biopool are required to file periodic reports with the SEC under the Exchange Act. Except as disclosed in the SEC Reports, since December 31, 1999, there has not occurred any change or event which has resulted in a Material Adverse Effect on the business condition of Biopool.

     3.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3.9 of the Disclosure Schedule, since December 31, 1999 Biopool has no Liabilities required to be disclosed or accrued in financial statements prepared in accordance with GAAP, other than those: (i) accrued or disclosed in the Biopool Financial Statements; (ii) incurred in the ordinary course of business after December 31, 1999, (iii) for legal and accounting fees and expenses incurred by Biopool in connection with the transactions contemplated hereby, (iv) expressly set forth in this Agreement (including without limitation disclosures in Schedules hereto) or (v) which are, in the aggregate, not material to the financial condition of Biopool. To Biopool's knowledge, the Liabilities of Biopool that are not required to be disclosed or accrued in financial statements prepared in accordance with GAAP, and that are not disclosed in Biopool Financial Statements or in this Agreement, are not likely to have, individually or in the aggregate, a Material Adverse Effect on Biopool.

     3.10 LEGAL PROCEEDINGS.

          (a) Except for the Agen Patent Claim and as disclosed in the SEC Reports filed prior to the date hereof, to the best of Biopool's knowledge there is no action, suit, proceeding or investigation pending in any court or before any arbitrator or before or by any Governmental Agency against Biopool or any of its Properties or business and, to the best of Biopool's knowledge there is no such action, suit, proceeding or investigation threatened.

          (b) Biopool has never been notified in writing that it has been subject to an audit, compliance review, investigation or like contract review by the U.S. General Services Administration or any other Governmental Agency in connection with any government contract (a "GOVERNMENT AUDIT"). To Biopool's knowledge, no Government Audit is threatened and no basis exists for a finding of noncompliance with any material provision of any government contract or for a material refund of any amounts paid or owed to Biopool by any Governmental Agency pursuant to such government contract.

     3.11 INSURANCE. SCHEDULE 3.11 lists and describes briefly all binders and policies of liability, theft, fire and other forms of property/casualty insurance and surety bonds, insuring Biopool or its Properties, assets and business as of the date hereof. All policies and binders listed in SCHEDULE 3.11 are valid and in good standing and in full force and effect and the premiums have been paid. With the exception of those claims listed in SCHEDULE 3.11(B), there are no outstanding claims under such policies or binders and Biopool has not received any notice of cancellation, general disclaimer of liability or non-renewal of any such policy or binder.

     3.12 COMPLIANCE WITH INSTRUMENTS, ORDERS AND LEGAL REQUIREMENTS. To the best of Biopool's knowledge, Biopool is not in material violation of, or in default in any material respect with respect to, any term or provision of its Certificate of Incorporation or Bylaws, or any Order or any Legal Requirement known by Biopool to be applicable to it. No investigation by any Governmental Agency of any alleged violation or noncompliance with any Law is pending, or, to the best of Biopool's knowledge, threatened.

     3.13 REPRESENTATIONS. No representation or warranty by Biopool in this Agreement (including without limitation the Schedules and Exhibits attached hereto), or in any document furnished by Biopool at the Closing pursuant hereto contains any untrue statement of a material fact or omits to state a fact necessary to make the statements contained in such representation or warranty not misleading.

     3.14 EMPLOYMENT AND BENEFIT MATTERS; CONTRACTORS.

          (a) SCHEDULE 3.14(A) lists all of Biopool's employment contracts, arrangements, plans with any agent, employee, officer, director or shareholder, and contracts or arrangements providing for bonuses, profit sharing payments, deferred compensation, stock options, stock purchase rights, retainer, consulting, incentive, severance pay or retirement benefits, life, medical or other insurance or any other employee benefits or any other payments, "fringe benefits" or perquisites which are not terminable at will without liability to Biopool or which are subject to ERISA.

          (b) Biopool has not entered into any union contracts, collective bargaining agreements or similar agreements with employee organizations or groups, nor, to Biopool's knowledge, has Biopool ever participated in or contributed to any single employer defined benefit plan or multi-employer plan within the meaning of ERISA Section 3(37), nor is Biopool currently engaged in any labor negotiations, excepting minor grievances, nor is Biopool the subject of any union organization effort. There is no labor dispute, strike, or work stoppage pending against Biopool business. Biopool has no ERISA Affiliates.

          (c) True and correct copies of each plan listed in SCHEDULE 3.14(c) that is subject to ERISA (a "BIOPOOL ERISA PLAN") and related trust agreements, insurance contracts, summary descriptions, and Biopool Option Plan have been delivered or made available to Xtrana by Biopool. Biopool has also delivered or made available to Xtrana a copy of, in the case of each Biopool ERISA Plan intended to qualify under Section 401(a) of the Code, the most recent Internal Revenue Service letter as to its qualification under Section 401(a) of the Code. To Biopool's knowledge, nothing has occurred prior to or since the issuance of such letters to cause the loss of qualification under the Code of any of such plans.

          (d) To Biopool's knowledge, none of the Biopool ERISA Plans has participated in, engaged in or been a party to any prohibited transaction as defined in ERISA or the Code, and there are no material claims, pending (with service or other notice) or overtly threatened, involving any plan listed in
Schedule 3.14(c). To Biopool's knowledge, there have been no violations of any reporting or disclosure requirements with respect to any Biopool ERISA Plan that would have a Material Adverse Effect on Biopool.

          (e) Biopool has no material liability for any excise tax imposed by Sections 4971, 4972, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980 or
4980B of the Code.

          (f) Other than as disclosed in SCHEDULE 3.14, Biopool does not maintain any plans providing benefits within the meaning of Section 3(1) of ERISA (other than group health plan continuation coverage under 601 of ERISA and 4980B(f) of the Code) to former employees or retirees.

     3.15 BOARD OF DIRECTORS APPROVAL. The Board of Directors of Biopool has unanimously approved this Agreement and the Merger and will recommended this Agreement and the Merger to Biopool's stockholders. Such approval has not been modified or withdrawn and is in full force and effect on the date hereof.

     3.16 BROKERS. Other than as disclosed in SCHEDULE 3.16, Biopool has not retained or otherwise engaged or employed any broker, finder or any other Person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other Person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

     3.17 CONTRACTS. Except to the extent disclosed in the SEC Reports, SCHEDULE
3.17 lists all Contracts that affect Biopool, its business, Properties, assets, operations or financial condition, other than Contracts entered into in the ordinary course of Biopool's business and no one of which contemplates performance by Biopool during a period of more than one year or involves commitments for sale or purchase in excess of $50,000 and except for Contracts fully performed or terminable at will without liability to Biopool. To Biopool's knowledge, each Contract disclosable on SCHEDULE 3.17 or disclosed in the SEC Reports (a "BIOPOOL DISCLOSABLE CONTRACT") is, in all material respects, valid and enforceable by Biopool in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (ii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. To Biopool's knowledge, neither Biopool nor any other party to any Biopool Disclosable Contract, is in breach of any Biopool Disclosable Contract, except for such breaches as, taken in the aggregate, would not have a Material Adverse Effect on Biopool.

     3.18 CORPORATE DOCUMENTS. Biopool has furnished or made available to Xtrana or its representatives true, correct and complete copies of: (a) the Certificate of Incorporation and Bylaws of Biopool in effect as of the date hereof; (b) the minute books of Biopool containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and board of directors of Biopool from January 1, 1997 through the present; (c) all material Permits and Orders with respect to Biopool; and (d) the stock ledger of Biopool setting forth all issuances and transfers of any capital stock of Biopool.

     3.19 PROXY STATEMENT. The Proxy Statement will comply in all material respects with the Exchange Act, except that no representation or warranty is made by Biopool with respect to information supplied by or on behalf of Xtrana, or any affiliate of Xtrana, specifically for inclusion in the Proxy Statement. None of the information supplied by Biopool or its attorneys specifically for inclusion in the Proxy Statement (the "BIOPOOL PROXY INFORMATION") shall, as of the date such information is supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, to the extent that any Biopool Proxy Information becomes false or misleading due to the passage of time, Biopool shall timely supplement such information so as to correct any material false or misleading statements contained therein. The letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger, and any schedule required to be filed with the SEC in connection therewith, together with any amendments or supplements thereto, are collectively referred to herein as the "PROXY STATEMENT."

     3.20 TAXES.

          (a) Biopool has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Biopool (whether or not shown on any Tax Return) have been paid. For any Taxes that have not been paid, Biopool has established reserves on its books that equal or exceed those required by GAAP. No claim has ever been made by a Governmental Agency in a jurisdiction where Biopool does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Biopool that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Biopool has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, except for amounts not due as of the Closing for which Biopool has withheld but not yet paid.

          (c) To the best of Biopool's knowledge, no Governmental Agency is expected to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or, to the best of Biopool's knowledge, threatened dispute or claim of any Governmental Agency relating to any Tax Liability of Biopool.

          (d) No consent has been filed under Section 341(f) of the Code with respect to Biopool.

          (e) There is no Contract covering any Person that, individually or collectively, as a consequence of the Merger could give rise to the payment of any amount that would not be deductible by Biopool by reason of Section 280G of the Code.

     3.21 KNOWLEDGE OF BIOPOOL. For the purposes of this Agreement, references to "THE BEST OF BIOPOOL'S KNOWLEDGE" shall mean the actual knowledge of those individuals set forth in SCHEDULE 3.21 (the "BIOPOOL PRINCIPALS"), or knowledge that a person in the Principal's position would be reasonably expected to know, after appropriate consultation with the employees, directors and stockholders of Biopool most likely to have knowledge of the subject matter of such representation and warranty; provided, however, if in the course of such consultation, a Biopool a Principal becomes aware of an omission or fact that in his or her reasonable judgment warrants further investigation, that such Biopool Principal shall perform whatever further investigation he or she deems appropriate and the information obtained in such investigation becomes actual knowledge of such Principal.

                                   ARTICLE IV

                                    COVENANTS

     4.1 SPECIAL MEETING. Each of Biopool and Xtrana shall (a) call and hold, in accordance with the DGCL, a special meeting of stockholders (or, if appropriate, an annual meeting of stockholders); or (b) in the case of Xtrana, solicit written consents of each of its respective stockholders, for the purpose of considering and voting upon the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.

     4.2 REASONABLE BEST EFFORTS, NO INCONSISTENT ACTION. Each party will use its reasonable best efforts to cause the conditions over which it has control to be satisfied on or before the Closing. No party will take any action which will foreseeably result in the nonsatisfaction of any conditions stated in SECTION 5 or SECTION 6 on or before the Closing. The parties hereto will use their respective reasonable best efforts to (a) obtain all material consents, authorizations, orders and approvals of or from private parties or Governmental Agencies, required, proper or advisable in connection with this Agreement and the Merger; and (b) resolve any action, suit, proceeding or investigation which shall have been instituted or which a Governmental Agency shall have indicated its intention to institute which jeopardizes the Merger.

     4.3 ACCESS. Subject to the terms of that certain Non-Disclosure Agreement between the parties, dated March 2, 2000, between the date of this Agreement and the Closing or any earlier termination of this Agreement in accordance with its terms, each of Biopool and Xtrana will (a) give the other and its authorized representatives access to its books, records, Properties, officers, attorneys and accountants and permit the other to make inspections and copies of such books and records; and (b) furnish the other with such financial information and operating data and other information with respect to its business and Properties, and to discuss with the other and its authorized representative its affairs, all as the other may from time to time reasonably request for the purposes of this Agreement, during normal office hours. Any on-site visit shall be subject to reasonable advance notice and to being accompanied by an officer or designated employee of the party receiving the on-site visit. No information furnished pursuant to this SECTION 4.3 or otherwise known shall affect any representation, warranty or condition in this Agreement.

     4.4 NO SOLICITATION OR NEGOTIATION. Until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, neither party nor any of its officers, employees, agents, and representatives (including, without limitation, any investment banker, attorney or accountant) shall, directly or indirectly, take any action to (a) encourage, solicit, entertain, initiate or accept the submission of any Acquisition Proposal or any inquiries with respect thereto; (b) enter into any agreement for or relating to a Third-Party Transaction; or (c) participate in any way in discussions or negotiations with, or furnish any non-public information to, any Person in connection with any Acquisition Proposal. Each of Biopool and Xtrana are obligated to (a) inform the other immediately upon receipt of any third party solicitation, proposal or bona fide inquiry that either party or any of their respective representatives may receive regarding an Acquisition Proposal; or of any request for such information, including in each case a copy thereof and all other particulars thereof, (b) keep the other fully apprised of all developments therein on a current basis; and (c) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal.

     4.6 INTERIM FINANCIAL INFORMATION. Each of Biopool and Xtrana will supply to the other unaudited consolidated monthly financial statements within 30 business days of the end of each month ending between the date of the respective party's interim statements and the Closing or any earlier termination of this Agreement in accordance with its terms, prepared on a basis consistent with the unaudited consolidated financial statements for the preceding months. For purposes of these statements, employee bonuses and similar expenses may be accrued based on actual results for the year to date and budgeted results for the balance of the year.

     4.7 INTERIM CONDUCT OF BUSINESS. Concurrently with the execution of this Agreement, Biopool will enter into a Management Services Agreement with Xtrana, pursuant to which John H. Wheeler will act as Biopool's chief operating officer until the Effective Time, in the form attached hereto as EXHIBIT I. Except as set forth immediately above or disclosed in SCHEDULE 2.6, from the date of this Agreement until the Closing or any earlier termination of this Agreement in accordance with its terms, unless approved by the other party in writing, each of Biopool and Xtrana will operate its business consistently with past practice and in the ordinary course of business, and will not:

          (a) merge or consolidate with or agree to merge or consolidate with, or sell or agree to sell all or substantially all of its Property to, or purchase or agree to purchase all or substantially all of the Property of, or otherwise acquire, any other Person or a division thereof, except as provided in this Agreement;

          (b) amend its certificate of incorporation or by-laws;

          (c) make any changes in its accounting methods, principles or practices, except as required by GAAP;

          (d) sell, consume or otherwise dispose of any Property, except in the ordinary course of business consistent with past practice;

          (e) authorize for issuance, issue, sell or deliver any additional shares of its capital stock of any class or any securities or obligations convertible into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares of its capital stock of any class, other than, in each case, the issuance of common stock pursuant to the exercise of the options and warrants disclosed in such party's Schedules to this Agreement;

          (f) declare any dividend on, make any distribution with respect to, or redeem or repurchase, its capital stock except under existing repurchase agreements or obligations disclosed in such party's Schedules to this Agreement;

          (g) pay, discharge, settle or satisfy any claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against on the latest Financial Statement and other than the payment of expenses incurred in connection with the transactions contemplated hereby, or waive any material benefits of, or agree to modify in any materially adverse respect, any confidentiality, standstill or similar agreements;

          (h) form any subsidiary;

          (i) except as otherwise contemplated by this Agreement or as required to comply with Legal Requirements or Contracts existing on the date hereof, (i) terminate, adopt, enter into or amend any collective bargaining agreement or Benefit Plan; (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except in the case of employees who are not directors or officers for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice); (iii) pay any benefit not provided for under any Benefit Plan;
(iv) increase in any manner the severance or termination pay of any director, officer or employee, (v) enter into (1) any employment, severance, termination or indemnification agreement; or consulting agreement with any current or former director, officer, employee or consultant or (2) any agreements with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement; (vi) grant any awards under any Benefit Plan (including the grant of options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder); (vii) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, contract, agreement or arrangement or Benefit Plan; or (viii) except to the extent required under any Benefit Plan on the date hereof, take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan;

          (j) cancel or allow to expire or be cancelled any insurance policy or binder listed in SCHEDULE 2.11 or SCHEDULE 3.11, as applicable, unless such policy or binder is replaced with a policy or binder providing comparable coverage;

          (k) enter into any exclusive license agreement or other license agreement having material terms not usually agreed to by such party in the ordinary course of its business.

          (l) authorize or enter into an agreement to do any of the foregoing.

          The transactions contemplated as part of the closing conditions, as set forth in Articles V and VI, shall not be deemed to be a violation of this
SECTION 4.7.

     4.8 EXPENSES. Each party to this Agreement will each pay all of its own costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, all fees and expenses of attorneys, accountants and financial advisors.

     4.9 EXCHANGE ACT REPORTING. Biopool will use its best efforts to remain a "reporting person" for purposes of the Exchange Act.

     4.10 STRUCTURE OF MERGER. In the event that after the Effective Time Biopool reasonably determines that in order to eliminate the need to obtain Third Party Action or for other proper reasons it would be desirable to effectuate the transactions described herein by means of a "reverse triangular merger" in which a subsidiary of Biopool is merged with and into Xtrana, with Xtrana to be the surviving corporation in such merger, and provided that such a structure will not materially prejudice Xtrana or its stockholders, then this Agreement will be revised accordingly and the parties will take such actions as are necessary to accomplish this alternative structure.

     4.11 PROXY STATEMENT. Biopool will prepare the Proxy Statement with such assistance from Xtrana as may be required.

     4.12 INFORMATION SUPPLIED. Each party to this Agreement will promptly inform the other of the occurrence of any event which should be included in an amendment or supplement to the Proxy Statement or any other such filing, agreement or document and of any discovery that any information supplied as described in this SECTION 4.12 no longer conforms with the requirements of this SECTION 4.12.

     4.13 PRESS RELEASES. Promptly after the Effective Time, Biopool and Xtrana will issue a mutually agreeable press release concerning the transactions contemplated hereby. The parties hereto will consult and cooperate with each other and agree upon the terms and substance of all press releases, announcements and public statements with respect to this Agreement and the Merger, PROVIDED, HOWEVER, that such consultation and cooperation shall not interfere with any obligation of either party hereto to disclose any information as required by applicable law.

     4.14 LOAN TO XTRANA. Following the execution of this Agreement, Biopool will, if requested by Xtrana, promptly make the $1 million principal amount loan to Xtrana described in that certain letter agreement between such parties, dated March 10, 2000, on the terms and conditions set forth in such letter agreement.

     4.15 RULE 145 AFFILIATES. Prior to the Effective Time, Xtrana shall deliver to Biopool a letter identifying all persons who were, in Xtrana's reasonable judgment, at the record date for its stockholders meeting (or the record date for receipt of a written consent) to approve this Agreement and the Merger, "affiliates" of Xtrana for purposes of Rule 145 under the Securities Act ("RULE 145 AFFILIATES"). Each of such Rule 145 Affiliates will deliver to Biopool on or prior to the Effective Time a written agreement (the "AFFILIATE LETTER") in a usual and customary form for transactions of this type to the effect that such person will not offer to sell, sell or otherwise dispose of any Merger Shares except pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Biopool, is exempt from the registration requirements of the Securities Act. Biopool shall be entitled to place legends as specified in such Affiliate Letters on the certificate evidencing any Merger Shares to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Biopool Common Stock, consistent with the terms of such Affiliate Letters.

     4.16 REORGANIZATION. From and after the date hereof and until the Effective Time, none of Biopool, Xtrana or any of their respective Subsidiaries or other Affiliates shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization with the meaning of Section 368(a) of the Code. Following the Closing, the Surviving Corporation shall not take any action which would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code. Each of Biopool and Xtrana shall reflect the Merger on their respective federal income tax returns as a Section 368(a)(1)(A) reorganization.

     4.17 MERGER TAX MATTERS. The parties hereto agree that neither of them, nor any of their respective Affiliates, nor their officers, directors, agents, or representatives have made any representation or warranty with respect to the tax consequences of the Merger for the shareholders of the other party.

                                    ARTICLE V

                       CONDITIONS TO BIOPOOL'S OBLIGATIONS

     The obligations of Biopool hereunder are subject to the satisfaction at or prior to the Closing of each of the following conditions, except as Biopool may have waived the same in writing in accordance with SECTION 9.1.

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 2 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing. The updating of Schedules to disclose any changes in the underlying matters disclosed therein occurring from the date hereof to the Effective Time, which changes do not involve a reasonable possibility of a material loss to or restriction on Xtrana taken as a whole or a Material Adverse Effect, shall not constitute a failure of the condition set forth in this SECTION 5.

     5.2 PERFORMANCE. Xtrana shall have performed and complied in all material respects with all covenants required under this Agreement to be performed or complied with by it on or before the Closing.

     5.3 CLOSING CERTIFICATE. Xtrana shall have delivered to Biopool a certificate dated as of the date of the Closing and signed by an officer of Xtrana representing and warranting that the conditions specified in SECTION 5.1 and SECTION 5.2 above are satisfied. Such certificate shall be deemed a representation and warranty of Xtrana under SECTION 2 for all purposes of this Agreement.

     5.4 THIRD-PARTY ACTION. All Third-Party Action (including, without limitation, the Hart-Scott Rodino waiting period, if any) required to be obtained by Xtrana in order to consummate the transactions contemplated hereby, other than any the absence of which, singularly or in the aggregate, would not have a material effect on the transactions contemplated hereby or a Material Adverse Effect on Biopool or Xtrana, shall have been taken.

     5.5 TRANSACTIONAL LITIGATION. No action, suit or proceeding before any Governmental Agency shall have been commenced and not dismissed, and no investigation by any Governmental Agency shall have been commenced or overtly threatened, against the parties hereto or any of their officers, directors or stockholders seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     5.6 CORPORATE OR OTHER PROCEEDINGS. All corporate and other proceedings on the part of Xtrana in connection with the transactions to be consummated at the Closing, and all documents and instruments incident to such transactions, shall have been taken.

     5.7 OPINION OF COUNSEL. Biopool shall have received an opinion of Hogan & Hartson LLP, counsel to Xtrana, dated as of the Effective Time, substantially in the form attached hereto as EXHIBIT K.

     5.8 STOCKHOLDER APPROVAL. The Biopool Stockholder Approval and the Xtrana Stockholder Approval shall have been obtained in accordance with SECTION 4.1.

     5.9 GOOD STANDING. Biopool shall have received a good standing certificate for Xtrana from the Secretary of State of Delaware dated as of a date not earlier than ten (10) days prior to the Closing and an oral "bring down" from Secretary of State of Delaware on the date of the Closing.

     5.10 WHEELER EMPLOYMENT AGREEMENT. Biopool and John H. Wheeler shall have entered into an Employment Agreement, substantially in the form attached hereto as EXHIBIT L, pursuant to which Mr. Wheeler shall serve as the Surviving Corporation's chief executive officer immediately following the Effective Time.

                                   ARTICLE VI

                       CONDITIONS TO XTRANA'S OBLIGATIONS

     The obligations of Xtrana hereunder are subject to the satisfaction at or prior to the Closing of each of the following conditions, except as Xtrana may have waived the same in writing in accordance with Section 9.1.

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing. The updating of Schedules to disclose any changes in the underlying matters disclosed therein occurring from the date hereof to the Effective Time, which changes do not involve a reasonable possibility of a material loss to or restriction on Biopool taken as a whole or a Material Adverse Effect, shall not constitute a failure of the condition set forth in this Section 6.

     6.2 PERFORMANCE. Biopool shall have performed and complied in all material respects with all covenants required under this Agreement to be performed or complied with by it on or before the Closing.

     6.3 CLOSING CERTIFICATE. Biopool shall have delivered to Xtrana a certificate dated as of the date of the Closing and signed by officers of Biopool representing and warranting that the conditions specified in SECTION 6.1 and SECTION 6.2 above are satisfied. Such certificate shall be deemed a representation and warranty of Biopool under SECTION 3 for all purposes of this Agreement.

     6.4 THIRD-PARTY ACTION. All Third-Party Action (including, without limitation, the Hart-Scott Rodino waiting period, if any) required to be obtained by Biopool in order to consummate the transactions contemplated hereby, other than any the absence of which, singularly or in the aggregate, would not have a material effect on the transactions contemplated hereby or a Material Adverse Effect on Biopool or Xtrana, shall have been taken.

     6.5 TRANSACTIONAL LITIGATION. No action, suit or proceeding before any Governmental Agency shall have been commenced and not dismissed, and no investigation by any Governmental Agency shall have been commenced or overtly threatened, against the parties or any of their officers, directors or shareholders seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     6.6 CORPORATE OR OTHER PROCEEDINGS. All corporate and other proceedings on the part of Biopool in connection with the transactions to be consummated at the Closing, and all documents and instruments incident to such transactions, shall have been taken.

     6.7 OPINION OF COUNSEL. Xtrana shall have received an opinion of Troop Steuber Pasich Reddick & Tobey, LLP, counsel to Biopool, dated as of the Closing, substantially in the form attached hereto as EXHIBIT M.

     6.8 SHAREHOLDER APPROVAL. The Biopool Stockholder Approval shall have been obtained in accordance with SECTION 4.1.

     6.9 GOOD STANDING. Xtrana shall have received a good standing certificate for Biopool from the Secretary of State of Delaware dated as of a date not earlier than ten (10) days prior to the Closing, and an oral "bring down" from the Secretary of State of Delaware on the date of the Closing.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 INDEMNIFICATION WITH RESPECT TO REPRESENTATIONS AND WARRANTIES. After the Effective Time, all rights, obligations and claims with respect to the representations and warranties made in or pursuant to this Agreement shall be determined exclusively in accordance with this ARTICLE VII. Such representations and warranties shall survive the Effective Time and any investigation made by the other party with respect thereto for a period of twelve months, in accordance with this SECTION 7.1. After the Effective Time, Arthur Harrison or such other individual as may be selected by the former Xtrana stockholders ("XTRANA'S POST-MERGER REPRESENTATIVE") shall act as the agent of Xtrana's pre-Merger stockholders for purposes of representing and protecting their interests under this ARTICLE VII. After the Effective Time, a committee consisting of the Biopool Continuing Directors ("BIOPOOL'S POST-MERGER REPRESENTATIVE") shall act as the agent of Biopool for purposes of representing and protecting its interests under this SECTION 7.1. The Surviving Corporation shall cooperate with Xtrana's Post-Merger Representative and Biopool's Post-Merger Representative in connection with their reasonable performance of their responsibilities hereunder, including by providing them with access to information about the Surviving Corporation that is reasonably necessary for them to determine whether a claim for indemnification hereunder should be made.

          (a) Subject to SECTION 7.1(C), the Surviving Corporation will indemnify the Xtrana Indemnitee Parties (as defined below) and hold them harmless against and in respect of any and all Losses, which arise out of, result from or relate to:

               (i) the operation of the Surviving Corporation of the business of Xtrana, or the use or disposition by the Surviving Corporation of all or any part of the assets of Xtrana, after the Effective Time, assuming no material breach by Xtrana of any representations and/or warranties and no breach by Xtrana at or prior to the Effective Time of any of its covenants contained in this Agreement,

               (ii) any breach of or inaccuracy in any of the representations and warranties or covenants made by Biopool to Xtrana in this Agreement or in any certificate delivered by Biopool pursuant to this Agreement. As used herein, the "XTRANA INDEMNITEE PARTIES" means Xtrana's stockholders, Affiliates, officers, directors, employees and their respective successors, assigns, heirs and personal representatives.

          (b) Subject to SECTION 7.1(C), Xtrana will indemnify Biopool and hold it harmless against and in respect of any and all Losses, which arise out of, result from or relate to any breach of or inaccuracy in any of the representations and warranties or covenants made by Xtrana to Biopool in this Agreement or in any certificate delivered by Xtrana pursuant to this Agreement.

          (c) LIMITATIONS ON CLAIMS. No claim shall be payable under this
SECTION 7.1 with respect to any representation or warranty unless and until the aggregate Losses owing under this SECTION 7.1 in respect of an Indemnitee (as defined below) and all claims against Biopool or the Xtrana Indemnitee Parties, as applicable (an "INDEMNITOR") exceed $50,000, in which case the Indemnitee shall be entitled to indemnification from the Indemnitor for all Losses without regard to such threshold. As used herein, an "INDEMNITEE" means either Biopool or one or more of the Xtrana Indemnitee Parties to the extent that such parties seek indemnification from the other pursuant to this SECTION 7.1. Notwithstanding the foregoing, Biopool's sole and exclusive remedy for indemnification claims against Xtrana under this Agreement shall consist of its right to set off any Losses against the Escrow Shares, and the Xtrana Indemnitee Parties' sole and exclusive remedy for indemnification claims against Biopool under this Agreement shall consist of their right to receive additional shares of the Surviving Corporation's Common Stock, PROVIDED, HOWEVER, in no event shall the aggregate number of such shares exceed 1,030,641 (the "XTRANA INDEMNIFICATION SHARES"), in either case pursuant to the procedure described in
SECTION 7.2 hereof. No claim shall be payable with respect to any representation or warranty unless such claim is asserted within twelve months after the Effective Time (the "INDEMNIFICATION TERMINATION PERIOD"). For the purposes of this SECTION 7.1(C), a month shall be deemed to elapse at 5:00 p.m. California time on the day of the month on which the Effective Time occurred. (For example, if the Effective Time occurs on June 26, 2000, the sixth month would be deemed to elapse at 5:00 p.m. California time on December 26, 2000.) All Escrow Shares not then subject to indemnification claims under SECTION 7.1 hereof shall be released to the Xtrana's pre-Merger stockholders upon the expiration of the Indemnification Termination Period.

     7.2 COMPENSATION FOR INDEMNIFIED LOSSES.

          (a) Losses for which Indemnitees are entitled to indemnification under
SECTION 7.1 shall, after the Merger, be reimbursed as determined pursuant to this SECTION 7.2. To initiate a claim, the Indemnitee shall deliver a notice of claim to the Xtrana Post-Merger Representative or Biopool Post-Merger Representative, as applicable. The notice shall include a description in reasonable detail of the amount and nature of any Losses that the Indemnitee claims have been suffered and the amount thereof sought to be indemnified. If the Indemnitor decides to dispute the claim, it shall, within 30 days after receipt of the notice or claim, give counter-notice to the Indemnitee setting forth in reasonable detail the basis for disputing the claim. If, within 30 days after the giving of a counter-notice by Indemnitor, the parties have not reached agreement as to the indemnification claim in question, then the claim for indemnification shall be submitted to and be settled by arbitration as provided below. If the Xtrana Post-Merger Representative submitted the claim, and no counter-notice is given, the Xtrana Indemnitee Party shall receive such number of

Xtrana Indemnification Shares that when multiplied by the Market Price (as of the date the counter-notice was due, or if the parties subsequently settle their dispute, as of the date of such settlement) is equal to the amount of the award, up to a maximum of the number of Xtrana Indemnification Shares not previously issued pursuant to this ARTICLE VII (for purposes of this SECTION 7.2, the "MARKET PRICE" shall mean the average of the closing bid and asked prices for the Surviving Corporation's Common Stock, as reported by Nasdaq for the over the counter market, for the ten trading day period ending on the day such determination is made). If Biopool's Post-Merger Representative submitted the claim, and no counter-notice is given, the number of Escrow Shares shall be permanently reduced by that number of shares, that when multiplied by the Market Price (as of the date the counter-notice was due, or if the parties subsequently settle their dispute, as of the date of such settlement) is equal to the amount of the award, up to a maximum of the number of Escrow Shares not previously cancelled and removed from escrow as a result of indemnification awards pursuant to SECTION 7.1 hereof.

          (b) Any dispute arising out of ARTICLE VII shall be settled by binding arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect, and the exclusive venue for such arbitration shall be Denver, Colorado. Upon resolution of the dispute, if an Xtrana Indemnitee Party is determined to be entitled to an indemnification award, such party shall receive such number of Indemnification Shares that when multiplied by the Market Price (as of such date) is equal to the amount of the award, up to a maximum of the number of Xtrana Indemnification Shares not previously issued pursuant to this ARTICLE VII. If Biopool is determined by the arbitrator to be entitled to an indemnification award, it shall permanently reduce the number of Escrow Shares by that number of Escrow Shares, that when multiplied by the Market Price (as of such date) is equal to the amount of the award, up to a maximum of the number of Escrow Shares not previously cancelled and removed from escrow as a result of indemnification awards pursuant to
SECTION 7.1 hereof.

     7.3 INDEMNIFICATION OF POST-MERGER REPRESENTATIVES. Each of the
Xtrana Post-Merger Representative and the Biopool Post-Merger Representative shall be indemnified and held harmless by the Surviving Corporation for all actions taken in connection with this ARTICLE VII to the fullest extent permitted by Delaware law. Prior to the Effective Time, the Surviving Corporation shall enter into an indemnification agreement with each such Representative, to become effective as of the Effective Time, effectuating this indemnification obligation.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

          (a) by written mutual agreement of the parties upon the authorization of their respective Boards of Directors, notwithstanding approval of this Agreement by their shareholders or stockholders, as the case may be;

          (b) by either party if there shall have been a material breach of any representation, warranty, covenant, condition or agreement set forth in this Agreement on the part of the other, which breach shall not have been cured within ten (10) days following receipt by the breaching party of notice of such breach

          (c) by either party if any permanent injunction or other Order of a court of other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (d) by either party if the parties fail to obtain all material governmental, authorizations, consents and approvals necessary for the valid consummation of the Merger; despite the exercise of their reasonable best efforts to do so, or

          (e) by either party if the Merger shall not have been consummated on or before November 30, 2000, PROVIDED that the initiating party is not in material default of its obligations under this Agreement.

          In the event of a termination of this Agreement by either party as provided in subsections (a)-(e) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties or their respective officers or directors, except with respect to willful material breach of any provision of this Agreement prior to such termination and except that SECTION 4.2 (Non-Disclosure) and SECTION 4.8 (Expenses) hereof shall continue in effect.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.1 COMPLETE AGREEMENT; WAIVER AND MODIFICATION; NO THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties other than the Biopool Warrant, the Xtrana Warrant and the Letter Agreement dated March 10, 2000 between Biopool and Xtrana, which Letter Agreement shall continue in effect until the Closing, and will thereafter be superseded. There are no representations or warranties by any party except those expressly stated or provided for herein, any implied warranties being hereby expressly disclaimed. There are no covenants or conditions except those expressly stated herein. No amendment, supplement or termination of or to this Agreement, and no waiver of any of the provisions hereof, shall be binding on a party unless made in a writing signed by such party. This Agreement may be modified by mutual agreement of the parties as authorized by their respective boards of directors, notwithstanding approval hereof and thereof by the stockholders of the parties. Nothing in this Agreement shall be construed to give any Person other than the express parties hereto any rights or remedies.

     9.2 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given by delivery (by mail or otherwise) or transmitted to the address or facsimile number listed below, and will be effective (in all cases) upon receipt. Without limiting the generality of the foregoing, a mail, express, messenger or other receipt signed by any Person at such address shall conclusively evidence delivery to and receipt at such address, and any printout showing successful facsimile transmission of the correct total pages to the correct facsimile number shall conclusively evidence transmission to and receipt at such facsimile number.

          (a)     If to Xtrana:

                  XTRANA, INC.
                  717 Yosemite Circle
                  Denver, CO 80230
                  Attention:  John H. Wheeler
                  Facsimile:

                  with a copy to:

                  Hogan & Hartson, LLP
                  1800 Broadway, Suite 200
                  Boulder, Colorado 80302
                  Attention:  William Roberts
                  Facsimile:  (720) 406-5301

          (b)     If to Biopool:

                  BIOPOOL INTERNATIONAL, INC.
                  6025 Nicolle Street
                  Ventura, CA 93003
                  Attention:  Michael Bick, Ph.D.
                  Facsimile:

                  with a copy to:

                  TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                  2029 Century Park East, 24th Floor
                  Los Angeles, CA 90067
                  Attention:  Scott Alderton
                  Facsimile:  (310) 728-2222

          Any party may change its address or facsimile number for purposes of this Section 9.2 by giving the other party written notice of the new address or facsimile number in accordance with this Section 9.2, PROVIDED it is a normal street address, or normal operating facsimile number, in the continental United States.

     9.3 LAW GOVERNING. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. The exclusive venue for all disputes arising hereunder shall be in Denver, Colorado.

     9.4 HEADINGS; REFERENCES; "HEREOF;" INTERPRETATION. The Article and Section headings in this Agreement are provided for convenience only, and shall not be considered in the interpretation hereof. References herein to Articles, Sections, Exhibits or Schedules refer, unless otherwise specified, to the designated Article, Section of or Exhibit or Schedule to this Agreement. Terms such as "HEREIN," "HERETO" and "HEREOF" refer to this Agreement as a whole. This Agreement has been negotiated at arm's length between parties sophisticated and knowledgeable in the matters addressed in this Agreement. Each of the parties has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

     9.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and successors of the parties hereto, but no right or liability or obligation arising hereunder may be assigned by any party hereto.

     9.6 COUNTERPARTS, SEPARATE SIGNATURE PAGES. This Agreement may be executed in any number of counterparts, or using separate signature pages. Each such executed counterpart and each counterpart to which such signature pages are attached shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

     9.7 SEVERABILITY. In the event any of the provisions of this Agreement shall be declared by a court or arbitrator to be void or unenforceable, then such provision shall be severed from this Agreement without affecting the validity and enforceability of any of the other provisions hereof, and the parties shall negotiate in good faith to replace such unenforceable or void provisions with a similar clause to achieve, to the extent permitted under law, the purpose and intent of the provisions declared void and unenforceable.

     9.8 [INTENTIONALLY OMITTED]

     9.9 FURTHER ASSURANCES. From time to time following the Closing, the parties will execute and deliver such instruments and take such other actions (each at the requesting party's expense, limited to the reasonable out of pocket costs of the performing party) as may be reasonably required to (i) carry out the intent of this Agreement and the Merger, and (ii) confirm the consummation of the transactions contemplated hereby.

                                    ARTICLE X

                                    GLOSSARY

     ACQUISITION PROPOSAL - any proposed Acquisition Transaction.

     ACQUISITION TRANSACTION - any merger, acquisition, sale, consolidation or similar transaction involving all or any significant portion of the assets or ownership of the designated party or a transaction in which any Person shall acquire Beneficial Ownership or the right to acquire Beneficial Ownership, or any Group shall have been formed which has Beneficial Ownership or has the right to acquire Beneficial Ownership, of more than 50 percent of the outstanding shares of common stock of the designated party.

     ADDITIONAL SHARES - 1.7(a) hereof.

     ADDITIONAL WARRANT SHARES - 1.7(d) hereof.

     AFFILIATE LETTER - 4.15 hereof.

     AFFILIATES - a person or entity within the meaning of Rule 144 under the 1933 Act.

     AGEN PATENT CLAIM - the claims and causes of action set forth in the Complaint styled "Agen Biomedical Ltd v. Biopool International, Inc.", filed on or about March 10, 2000, in the United States District Court for the Northern District of California, docket no. C 00 0852 PJH.

     BENEFICIAL OWNERSHIP - the meanings stated in Regulation 13D-G under the Securities Exchange Act of 1934, as amended.

     BENEFIT PLAN - contracts or arrangements providing for bonuses, profit sharing payments, deferred compensation, stock options, stock purchase rights, retainer, consulting, incentive, severance pay or retirement benefits, life, medical or other insurance or any other employee benefits or any other payments, "fringe benefits" or perquisites which are not terminable at will without liability.

     BIOPOOL COMMON STOCK - the common stock, par value $0.01 per share, of Biopool.

     BIOPOOL CONFIDENTIAL INFORMATION - 3.4(f) hereof.

     BIOPOOL CONTINUING DIRECTORS - Michael Bick, Ph.D., Douglass Ayer and Price Paschall.

     BIOPOOL DISCLOSABLE CONTRACT - has the meaning given in Section 3.17.

     BIOPOOL ERISA PLAN - 3.14(c) hereof.

     BIOPOOL FINANCIAL STATEMENTS - 3.8 hereof.

     BIOPOOL INTELLECTUAL PROPERTY - Intellectual Property used in the business of Biopool as currently conducted and presently planned to be conducted, other than Third-Party Intellectual Property.

     BIOPOOL OPTIONS - options to purchase Biopool Common Stock issued pursuant to the Biopool Stock Option Plan or any predecessor plan.

     BIOPOOL POST-MERGER REPRESENTATIVE - 7.2 hereof.

     BIOPOOL PRINCIPALS - 3.21 hereof.

     BIOPOOL PROXY INFORMATION - 3.19 hereof.

     BIOPOOL STOCKHOLDER APPROVAL - 3.3 hereof.

     BIOPOOL STOCK OPTION PLAN - the 1993 Stock Option Plan of Biopool.

     BIOPOOL WARRANT - a warrant to purchase 1,658,588 shares of Biopool Common Stock, dated March 30, 2000, granted to Xtrana.

     CERTIFICATE - 1.7(a) hereof.

     CLAREMONT - 2.27 hereof

     CLAREMONT SHARES - 1.7(d) hereof.

     CLAREMONT WARRANT - 1.7(d) hereof.

     CLOSING - 1.1 hereof.

     CLOSING DATE - the date on which the Closing occurs.

     CONTRACT - any agreement, contract, lease, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust, stipulation, consent decree, consent order, settlement, accord, commitment, undertaking, instrument or arrangement of any kind, whether or not in writing, and whether with a private party or a Governmental Agency.

     CONVERTIBLE SECURITIES - 1.7(d) hereof.

     DELAWARE SECRETARY OF STATE - 1.3 hereof.

     DGCL - General Corporation Law of the State of Delaware.

     EARNOUT PERIOD - 1.12 hereof.

     EARNOUT SHARES - 1.12 hereof.

     EARNOUT TARGET - 1.12 hereof.

     EFFECTIVE TIME - 1.3 hereof.

     ENVIRONMENTAL REQUIREMENT - any Legal Requirement relating to pollution, waste, disposal, industrial hygiene, land use or the protection of human health, safety or welfare, plant life or animal life, natural resources, wetlands, endangered or threatened species or habitat, the environment or property, including without limitation those pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

     ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

     ERISA AFFILIATE - any company which, as of the relevant measuring date under ERISA, is or was a member of a controlled group of corporations or trades or businesses (as defined in Sections 414(b), (c), (m) or (o) of the Code) of which the designated party either is or was a member.

     ESCROW AGREEMENT - 1.7(a) hereof.

     ESCROW SHARES - 1.7(a) hereof.

     EXCHANGE ACT - 3.7 hereof.

     EXTENDED EARNOUT PERIOD - 1.12 hereof.

     EXTENDED EARNOUT TARGET - 1.12 hereof. EXTENDED MAXIMUM TARGET - 1.12 hereof.

     GAAP - generally accepted accounting principles applied on a consistent basis, as set forth in authoritative pronouncements which are applicable to the circumstances as of the date in question. The requirement that such principles be applied on a "CONSISTENT BASIS" means that accounting principles observed in the period in question are comparable in all material respects to those applied in the preceding periods, except as change is permitted or required under or pursuant to such accounting principles.

     GOULD SHARES - 1.7(d) hereof.

     GOULD WARRANT - 1.7(d) hereof.

     GOVERNMENTAL AGENCY - any agency, department, board, commission, district or other public organ, whether federal, state, local or foreign.

     GOVERNMENT AUDIT - 2.17(b) hereof.

     GROSS REVENUES - (i) all revenues received by the Surviving Corporation from grants and contracts between it and any Person, other than grants or contracts in existence at the Effective Time between Biopool and any Person or grants or contracts that Biopool was negotiating or had applied for as of the Effective Time and (ii) all revenues from the sales of products not currently offered or under development by Biopool as of the date hereof, less shipping costs, charge-backs, customs duties, taxes (other than income taxes), third party license fees and other similar items that do not actually represent revenue to the Surviving Corporation.

     HAZARDOUS MATERIAL - all or any of the following: (i) any substance the presence of which requires investigation or remediation under any applicable law or regulation; (ii) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "HAZARDOUS WASTES," "TOXIC SUBSTANCES," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity;" (iii) any petroleum products, explosives or radioactive materials; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     HOLDBACK SHARES - 1.7(a) hereof

     INDEMNIFICATION TERMINATION PERIOD - 7.1(c) hereof.

     INDEMNITEE - 7.1(c) hereof.

     INDEMNITOR - 7.1(c) hereof.

     INTELLECTUAL PROPERTY - any or all of the following and all rights associated therewith: (i) all domestic and foreign patents and applications therefore and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary rights and processes, know how, technology rights and licenses, research and development in progress, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registration and applications therefore, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefore; (v) all industrial designs and any registrations and applications therefore; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefore and all goodwill associated therewith; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all documentation related to any of the foregoing.

     LEGAL REQUIREMENT - a statute, regulation, ordinance or similar legal requirement, whether federal, state, local or foreign, or any requirement of a permit or other authorization issued by a Governmental Agency.

     LETTER OF TRANSMITTAL - 1.8(a) hereof.

     LIABILITIES - all liabilities, including without limitation any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, fixed or contingent, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

     LIEN - any lien, security interest, mortgage, deed of trust, pledge, hypothecation, capitalized lease or interest or right for security purposes.

     LOSSES - all losses, costs, claims, demands, actions, suits, proceedings, assessments, expenses, liabilities, damages and judgments (including interest, penalties and reasonable attorneys' fees and reasonable out-of-pocket costs and the reasonable fees and out-of-pocket costs of other professional advisors).

     MAXIMUM TARGET - 1.12 hereof.

     MARKET PRICE - 7.2(a) hereof.

     MATERIAL ADVERSE EFFECT - a material adverse effect on the business, assets, Properties, Liabilities, financial condition, results of operations or business of the designated party.

     MERGER - Recitals.

     MERGER CONSIDERATION - 1.7(a) hereof.

     MERGER SHARE CERTIFICATES - the stock certificates to be issued to the former Xtrana stockholders evidencing the Merger Shares.

     MERGER SHARES - the shares of Common Stock of the Surviving Corporation to be received as the Merger Consideration, including the Xtrana Indemnification Shares, if any, and the Additional Shares, if any.

     ORDER - any judgment, injunction, order or similar mandatory direction of, or stipulation or agreement filed with, a Governmental Agency, court, judicial body, arbitrator or arbitrage body.

     PERMIT - a permit, license, franchise, certificate of authority or similar instrument issued by a Governmental Agency.

     PERMITTED HAZARDOUS MATERIALS - 2.23 hereof.

     PERSON - a natural individual, corporation, partnership, limited liability company, trust, business trust, association or entity of any kind, including without limitation a Governmental Agency.

     PROPERTY - any interest in real, personal or mixed property, whether tangible or intangible, including without limitation cash.

     PROXY STATEMENT - the proxy statement the be prepared by Xtrana and Biopool relating to the solicitation of votes of the shareholders of Biopool approving this Agreement, the Merger and the transactions contemplated by this Agreement.

     RULE 145 AFFILIATES - 4.15 hereof.

     SEC - 3.7 hereof.

     SEC REPORTS - 3.7 hereof.

     SECURITIES ACT - 3.7 hereof.

     SURVIVING CORPORATION - 1.2 hereof.

     TAX - any federal, state, local or foreign tax, assessment, duty, fee and other governmental charge or imposition of any kind, whether measured by properties, assets, wages, payroll, purchases, value added, payments, sales, use, business, capital stock, surplus or income, and any addition, interest, penalty, deficiency imposed with respect to any Tax.

     TAX RETURNS - all returns, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     THIRD-PARTY ACTION - any consent, waiver, approval, license or other authorization of, or notice to, or filing with, any other Person, whether or not a Governmental Agency, and the expiration of any associated mandatory waiting period.

     THIRD-PARTY INTELLECTUAL PROPERTY - all written, and all material unwritten, licenses, sublicenses and other agreements pursuant to which the designated party is authorized to use, resell or distribute any third-party Intellectual Property, including without limitation software, open-source, freeware, shareware and hardware.

     THIRD-PARTY RIGHT - any Lien on any Property of the Person in question, or any right (other than the rights of the designated party hereunder) (i) to acquire, lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person, or (ii) restricting the Person's right to lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person.

     THIRD-PARTY TRANSACTION - an Acquisition Transaction with a Person unrelated to this Agreement and the transactions contemplated hereunder.

     THRESHOLD TARGET - 1.12 hereof.

     XTRANA ANNUAL STATEMENTS - 2.6(a) hereof.

     XTRANA CERTIFICATE OF INCORPORATION - that certain Certificate of Incorporation of Molecular Innovations, Inc. filed with the Delaware Secretary of State on October 7, 1997 and that certain Certificate of Amendment To The Certificate of Incorporation of Molecular Innovations, Inc., filed with the Delaware Secretary of State on January 31, 2000.

     XTRANA COMMON STOCK - the common stock, par value $0.01 per share, of Xtrana.

     XTRANA CONFIDENTIAL INFORMATION - 2.21(f) hereof.

     XTRANA DISCLOSABLE CONTRACTS - 2.14 hereof.

     XTRANA DISCLOSABLE LEASES - 2.10 hereof.

     XTRANA ERISA PLAN - 2.13(c) hereof.

     XTRANA FINANCIAL STATEMENTS - 2.6(a) hereof.

     XTRANA INDEMNIFICATION SHARES - 7.1(c) hereof.

     XTRANA INDEMNITEE PARTIES - 7.1(a)(ii) hereof.

     XTRANA INTELLECTUAL PROPERTY - Intellectual Property used in the business of Xtrana as currently conducted and presently planned to be conducted, other than Third-Party Intellectual Property.

     XTRANA INTERIM STATEMENT - 2.6(a) hereof.

     XTRANA PREFERRED STOCK- Section 2.1.

     XTRANA'S POST-MERGER REPRESENTATIVE - 7.2 hereof.

     XTRANA PRINCIPALS - 2.29 hereof.

     XTRANA'S PROXY INFORMATION - 2.28 hereof.

     XTRANA STOCKHOLDER APPROVAL - 2.3 hereof.

     XTRANA WARRANT - that certain warrant to purchase 25,278 shares of Xtrana Common Stock, dated March 30, 2000, granted to Biopool.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization as of the date first written above.

BIOPOOL INTERNATIONAL, INC.                     XTRANA, INC.


  /S/ MICHAEL D. BICK, PH.D.                      /S/ JOHN H. WHEELER
-------------------------------                 ------------------------------

Name: Michael D. Bick, Ph.D.                    Name: John H. Wheeler

Title: Chief Executive Officer                  Title: Chief Executive Officer